Exhibit 99.1

Quest Resource Holding Corporation Reports 2020 Financial Results

THE COLONY, TX – March 11, 2021 – Quest Resource Holding Corporation (NASDAQ: QRHC) ("Quest"), a national leader in environmental waste and recycling services, today announced financial results for the fourth quarter and year ended December 31, 2020.

Fourth Quarter 2020 Highlights

•	Revenue was $27.7 million, a 20.5% increase compared with the fourth quarter of 2019.
•	Gross profit was $5.6 million, a 19.7% increase compared with the fourth quarter of 2019.
•	Gross margin was 20.2% of revenue compared with 20.3% for the fourth quarter of 2019.
•	Net income per share attributable to common stockholders was $0.01, compared with $0.00 per share during the fourth quarter of 2019.
•	Adjusted EBITDA was $1.8 million, a 110.3% increase compared with the fourth quarter of 2019.

Year ended December 31, 2020 Highlights

•	Revenue was $98.7 million, compared to $99.0 million during 2019.
•	Gross profit was $19.1 million, a 1.8% increase compared with 2019.
•	Gross margin increased 40 basis points to 19.3% of revenue compared with 18.9% for 2019.
•	Net income (loss) per share attributable to common stockholders improved to $0.05, compared with $(0.00) per share during 2019.
•	Adjusted EBITDA was $4.5 million, a 33.6% increase compared with 2019.

“Due to the diversification of our end markets, the variable-cost structure of our business model, the essential nature of our services, and the resilience of our people; during this past year we overcame many of the challenges related to the pandemic.  We finished 2020 strong, with more than 9% organic revenue growth in the fourth quarter (excluding Green Remedies) and more than doubling our Adjusted EBITDA during the fourth quarter.  Financial performance also benefitted from the Green Remedies Waste & Recycling acquisition, which included revenue of approximately $2.6 million and net income of approximately $550,000 since the closing on October 19, 2020,” said S. Ray Hatch, President and Chief Executive Officer. “The positive momentum we saw in the back half of 2020 has continued in the new year.  As such, we expect growth of new and existing customers will continue to offset the COVID-related downturn that we continue to experience in certain end markets.”

2020 Earnings Conference Call and Webcast

Quest will conduct a conference call Thursday, March 11, 2021, at 5:00 PM ET, to review the financial results for the fourth quarter and fiscal year ended December 31, 2020. Investors interested in participating on the live call can dial 1-800-263-0877 within the U.S. or 1-646-828-8143 from abroad, referencing conference ID: 9502038.  The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at https://investors.qrhc.com/investors.  A replay of the webcast will be archived on Quest’s investor relations website for 90 days.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, a non-GAAP financial measure, "Adjusted EBITDA," is presented. From time-to-time, Quest considers and uses this supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents this non-GAAP measure because it considers it an important supplemental measure of Quest's performance. Quest's definition of this adjusted financial measure may differ from similarly named measures used by others. Quest believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures. (See attached table "Reconciliation of Net Income (Loss) to Adjusted EBITDA.")

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services to customers from across multiple industry sectors that are typically larger, multi-location businesses.  Quest provides businesses with a single source service solution for the reuse, recycling, and disposal of a wide variety of waste streams and recyclables generated by their operations.  In addition, Quest’s programs and services enable customers to address their environmental and sustainability goals and responsibilities. Quest provides information that tracks and reports the environmental results of Quest’s services, provides actionable data to improve business operations, and enables customers to address their environmental and sustainability goals and responsibilities.  For more information, visit https://www.questrmg.com .

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances.  The forward-looking statements include, but are not limited to, the positive momentum we saw in the back half of 2020 has continued in the new year and we expect growth of new and existing customers will continue to offset the COVID-related downturn that we continue to experience in certain end markets.  Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, the spread of major epidemics (including Coronavirus) and other related uncertainties such as government-imposed travel restrictions, interruptions to supply chains, commodity price fluctuations, and extended shut down of businesses, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Report on Form 10-K for the year ended December 31, 2020.  You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities.  Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Joe Noyons

817.778.8424

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(Unaudited)
Revenue	$27,658	$22,959	$98,660	$98,979
Cost of revenue	22,077	18,297	79,605	80,253
Gross profit	5,581	4,662	19,055	18,726
Selling, general, and administrative	4,463	4,153	17,141	16,816
Depreciation and amortization	346	333	1,164	1,315
Total operating expenses	4,809	4,486	18,305	18,131
Operating income (loss)	772	176	750	595
Other income	—	—	1,408	—
Interest expense	(458)	(87)	(702)	(431)
Loss on extinguishment of debt	—	—	(168)	—
Income before taxes	314	89	1,288	164
Income tax expense	190	55	254	219
Net income (loss)	$124	$34	$1,034	$(55)

Deemed dividend for warrant down round feature	—	—	(205)	—
Net income (loss) applicable to common stockholders	$124	$34	$829	$(55)
Net income (loss) per common share:
Basic	$0.01	$0.00	$0.05	$(0.00)
Diluted	$0.01	$0.00	$0.05	$(0.00)

Weighted average number of common shares outstanding:
Basic	18,467	15,369	16,661	15,347
Diluted	18,801	15,417	16,756	15,347

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income (loss)	$124	$34	$1,034	$(55)
Depreciation and amortization	404	347	1,277	1,402
Interest expense	458	87	702	431
Stock-based compensation expense	387	327	1,488	1,086
Acquisition, integration, and related costs	207	—	743	—
Other adjustments	17	—	(1,048)	248
Income tax expense	190	55	254	219
Adjusted EBITDA	$1,787	$850	$4,450	$3,331

BALANCE SHEETS

(In thousands, except per share amounts)

	December 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$7,516	$3,411
Accounts receivable, less allowance for doubtful accounts of $935 and $767 as of December 31, 2020 and 2019, respectively	17,421	13,900
Prepaid expenses and other current assets	1,069	1,110
Total current assets	26,006	18,421

Goodwill	66,310	58,208
Intangible assets, net	6,529	1,591
Property and equipment, net, and other assets	3,384	2,436
Total assets	$102,229	$80,656

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$15,247	$13,317
Other current liabilities	1,393	19
Current portion of notes payable	624	—
Total current liabilities	17,264	13,336

Notes payable, net	14,948	4,535
Other long-term liabilities, net	1,974	1,141
Total liabilities	34,186	19,012

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued or outstanding as of December 31, 2020 and 2019	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 18,413 and 15,373 shares issued and outstanding as of December 31, 2020 and 2019, respectively	18	15
Additional paid-in capital	166,425	160,858
Accumulated deficit	(98,400)	(99,229)
Total stockholders’ equity	68,043	61,644
Total liabilities and stockholders’ equity	$102,229	$80,656

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